Exhibit 99.1
NEWS RELEASE Contacts: James E. Braun, CFO Newpark Resources, Inc. 281-362-6800 FOR IMMEDIATE RELEASE Ken Dennard, Managing Partner Dennard Rupp Gray & Easterly, LLC ksdennard@drg-e.com 713-529-6600
NEWPARK RESOURCES ANNOUNCES NEW PRESIDENT OF MATS AND INTEGRATED SERVICES
THE WOODLANDS, TX — JUNE 2, 2008 — Newpark Resources, Inc. (NYSE: NR) today announced that William D. Moss, age 55, has been named President of Newpark’s Mats and Integrated Services business, effective June 2, 2008. He will be based in The Woodlands, Texas and is also an executive officer of Newpark Resources, Inc.
Before joining Newpark, Mr. Moss held management positions at BJ Services Company, most recently, since 1997, as Division President of BJ Chemical Services, a provider of production and industrial chemicals, remedial pumping and capillary services to domestic and international customers. He previously served as Director, Logistics of BJ Services with responsibility for the worldwide logistics organization. From 1988 to 1995, Mr. Moss was Vice President, International Operations of Western Petroleum Services International Company and prior to that spent 10 years in numerous leadership positions at The Western Company of North America. He holds a Masters in Business Administration from Texas Christian University and a Bachelor of Business Administration from Texas Tech University.
Paul Howes, Newpark’s President and Chief Executive Officer, stated, “We are extremely pleased to welcome Bill to our management team. He brings to Newpark over 30 years of wide-ranging executive experience in the oil and gas service industry, including the management of domestic and international operations. Expanding the scope of our Mats and Integrated Services segment is an important part of our overall strategy, and we now have the leadership in place to achieve that goal.”

Newpark Resources, Inc. is a worldwide provider of drilling fluids, temporary worksites and access roads for oilfield and other commercial markets, and environmental waste treatment solutions. For more information, visit our website at www.newpark.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the timing and completion of the proposed sale of the environmental business, Newpark’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2007, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, Newpark’s successful completion of the proposed sale of the environmental business, the investigation of the certain accounting matters by the Securities and Exchange Commission; changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which Newpark does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of Newpark products. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.
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